                                                                    EXHIBIT 99.1


[QUANTA SERVICES LOGO]                                             PRESS RELEASE


03-10
FOR IMMEDIATE RELEASE

Contacts:     James Haddox, CFO                Ken Dennard / ksdennard@drg-e.com
              Reba Reid                        Lisa Elliott / lelliott@drg-e.com
              Quanta Services, Inc.            DRG&E
              713-629-7600                     713-529-6600


                      QUANTA SERVICES ANNOUNCES OFFERING OF
               $175 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES

HOUSTON - OCTOBER 9, 2003 - Quanta Services, Inc. (NYSE:PWR) today announced that it plans to raise $175 million, subject to market conditions, through an offering of convertible subordinated debentures due 2023. Quanta Services also plans to grant to the initial purchasers of the debentures an option to purchase up to an additional $35 million aggregate principal amount of debentures. The proceeds will be applied to the company's obligations under its senior notes and existing credit facility.

         The debentures will be issued in a private placement and are expected to be resold by the initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The debentures and the shares of common stock issuable upon conversion of the debentures will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of, or an offer to buy, the debentures or any other securities.

         Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

Statements in this press release that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements regarding the offering, the issuance of the debentures and the amount and use of proceeds. Such statements are based on management's belief as well as assumptions made by and information currently available to management, and such statements are inherently subject to a variety of risks and uncertainties. Although Quanta's management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These risk factors include, among others, risks of a continued economic downturn that could lead to less demand for Quanta's services, Quanta's inability to access sufficient funding in the future to finance desired growth, possible variations in Quanta's operating results, Quanta's dependence on fixed price contracts, possible adverse effects on Quanta's results of operations due to goodwill impairments, possible contract cancellations, the potential for rapid technological and structural changes in the industries Quanta serves which could reduce the demand for Quanta's services, competition, inability or failure to obtain or maintain necessary performance bonds, failure to generate internal growth, limitations of Quanta's corporate management infrastructure, departure of key personnel, risks related to Quanta's unionized workforce, the inability to attract and retain qualified employees, self-insurance, potential environmental liabilities, the ability of Quanta to effectively integrate the operations of acquired companies, potential conflicts of interest resulting from First Reserve's investment in Quanta, limitations on the ability to seek remedies against Arthur Andersen LLP, Quanta's former auditor, and provisions in Quanta's corporate governing documents making an acquisition of Quanta more difficult, as well as other general risks related to the industries in which Quanta operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expected. Investors are urged to refer to Quanta's reports filed with the Securities and Exchange Commission, which contain a discussion of the risk factors that could impact these areas and Quanta's overall business and financial performance. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.




                                      # # #